SUBSCRIPTION AGREEMENT

Pope Family of Funds
5100 Poplar Avenue
Suite 512
Memphis, Tennessee  38137

Ladies and Gentlemen:

         1. Pursuant to prior understandings and discussions, the undersigned ("Subscriber") hereby agrees to purchase from Pope Family of Funds, a Delaware trust (the "Trust"), Ten Thousand (10,000) shares (the "Shares") of beneficial interest of Halter Pope USX China Fund, a series of the Trust, with a par value of $0.01 per Share, at a price of Ten Dollars ($10.00) per share. Subscriber hereby acknowledges (i) that this subscription shall not be deemed to have been accepted by the Trust until the Trust indicates its acceptance by returning to Subscriber an executed copy of this subscription, and (ii) that acceptance by the Trust of this subscription is conditioned upon the information and representations of Subscriber hereunder being complete, true and correct as of the date of this subscription and as of the date of closing of sale of the Shares to Subscriber.

         2. Until actual delivery of the purchase price to the Trust and acceptance by the Trust of the purchase price and this Subscription Agreement, the Trust shall have no obligation to Subscriber. The Trust may revoke a prior acceptance of this Subscription Agreement at any time prior to delivery to and acceptance by the Trust of the purchase price for the Shares.

         3. Subscriber understands, acknowledges and agrees as follows:

            (a) Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Trust and of making an informed investment decision.

            (b) Subscriber has the capacity to protect his own interest in connection with this transaction by reason of his prior personal or business relationships with the Trust or its officers or directors or his business or financial experience.

            (c) Subscriber understands that because the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws, Subscriber cannot dispose of any or all of the Shares unless such Shares are subsequently registered under the Securities Act, and/or applicable state securities laws, or exemptions from such registration are available. Subscriber acknowledges and understands it has no right to require the Trust to register the Shares, except as provided in this Agreement. Subscriber further understands that the Trust, as a condition to the transfer of any of the Shares, may require that the request for transfer be accompanied by opinion of counsel satisfactory to the Trust, in form and substance satisfactory to the Trust and preceded by prior written notice, to the effect that the proposed transfer does not result in violation of the Securities Act or applicable state securities laws, unless such transfer is covered by an effective registration statement under the Securities Act and all applicable state securities laws. Subscriber understands that each certificate representing the Shares and any securities issued upon conversion or exercise of any securities in, the Shares or on account of ownership thereof will bear the following legend or one substantially similar thereto:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the corporation that registration is not required under the Securities Act and applicable state securities laws.

         (2) The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Trust and shall survive thereafter.

         (3) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware, and shall be binding upon Subscriber, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Trust and its successors and assigns.

         (4) Subscriber agrees not to transfer or assign this Agreement, or any of his interest herein, without the express written consent of the Trust.

         (5) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto. This Agreement may be executed in one or more counterparts.

         (6) Subscriber recognizes it is important under the Securities Act and state securities law that the Trust determine if potential investors are "accredited investors," as defined in Appendix A attached hereto. Subscriber represents that it is an "accredited investor." Subscriber further represents that it is a citizen of TN. Subscriber is not a resident of any other jurisdiction.

            (The remainder of this page is intentionally left blank.
                            Signature page follows.)

         IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement this _______ day of ______________, 2005.



Subscription:

10,000
----------------------------
Number of Shares

$100,000
----------------------------
Total Payment Enclosed

                                    /s/ Stephen L. Parr IRA
                                    --------------------------------------------
                                    Signature

                                    Name: Stephen L. Parr IRA
                                         ---------------------------------------


                                    --------------------------------------------
                                    Social Security Number

                                           5100 Polar Avenue, Suite 512
                                    --------------------------------------------

                                           Memphis, Tennessee 38137
                                    --------------------------------------------

                                    --------------------------------------------
                                    Address

Acceptance:

The foregoing Subscription Agreement is accepted on this the ____ day of ____________, 2005.

                                    POPE FAMILY OF FUNDS


                                    By: /s/ Casey McCandless
                                       -----------------------------------------
                                       Casey McCandless, Secretary
                                       ----------------  ---------

ATTEST:

/s/ Stephen L. Parr
---------------------------------

Stephen L. Parr, President
---------------  ---------

                                   APPENDIX A

An Accredited Investor is defined as follows:

      1. a natural person whose individual net worth, or joint net worth, with that person's spouse, at the time of purchase exceeds $1,000,000;

      2. a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (the year in which the purchase is made);

      3. any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Trust, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of investing in the Trust;

      4. a director or executive officer of the Trust;

      5. an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

      6. a bank as defined in the Securities Act of 1933 (the "Act"), or a savings and loan association or other institution as defined in the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered under the Securities Exchange Act of 1934; an insurance company as defined in the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in the Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

      7. a "private business development company" as defined in the Investment Advisers Act of 1940; or

      8. an entity in which all of the equity owners are accredited investors.